Exhibit 99.1

Epizyme Announces First Quarter 2015 Financial Results and Provides Corporate Update

•	Reacquired global rights to EPZ-6438 from Eisai, gaining full control of development, manufacturing and commercialization outside of Japan

•	Completed successful public offering of shares of common stock, raising $130.7 million before expenses, including the April exercise of the underwriters’ option to purchase additional shares

•	Completed enrollment in 800 mg BID and 1600 mg BID dose expansion cohorts in ongoing EPZ-6438 Phase 1 study

•	Updated data from the dose escalation cohorts of the ongoing Phase 1 study of EPZ-6438 to be presented at the International Conference on Malignant Lymphoma on June 20, 2015

Cambridge, Mass., April 28, 2015 — Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating novel epigenetic therapeutics for cancer patients, today reported business highlights and operating and financial results for the first quarter of 2015. In addition, the Company highlighted upcoming milestones.

“The reacquisition of global rights to EPZ-6438 and our recent successful follow-on offering have laid the groundwork for Epizyme’s continued growth as a pioneering company in the field of epigenetic cancer therapies,” said Robert Gould, Ph.D., President and Chief Executive Officer, Epizyme. “We look forward to presenting updated data from the ongoing Phase 1 study of EPZ-6438 at the International Conference on Malignant Lymphoma in June. We expect to present additional data from the ongoing clinical studies of EPZ-6438 and EPZ-5676 toward the end of this year. Beyond our clinical programs, we are very pleased with the productivity of our platform, most recently evidenced by the presentations on four new HMT targets at the AACR meeting earlier this month.”

Anticipated Upcoming Milestones

EPZ-6438:

•	Updated data from the ongoing Phase 1 study in patients with B-cell lymphomas or advanced solid tumors to be disclosed at the International Conference on Malignant Lymphoma in Lugano, Switzerland on June 20

•	Data from the Phase 1 expansion cohorts expected to be disclosed at a medical meeting before the end of 2015

•	Expected initiation of a five-arm Phase 2 clinical study in NHL patients in Europe in the second quarter of 2015

•	Expected initiation of a Phase 1 clinical study in pediatric INI1-negative or INI1-deficient tumor patients in the second half of 2015

•	Expected initiation of a Phase 2 clinical study in adult INI1-negative or INI1-deficient tumor patients in the second half of 2015

•	Initial data expected from the Phase 2 NHL study in mid-2016

EPZ-5676:

•	Data from the 54 mg/m2/day expansion cohort in adult acute leukemia patients expected to be disclosed before the end of 2015

•	Expected completion of enrollment in ongoing Phase 1 study in pediatric acute leukemia patients in the second half of 2015

First Quarter 2015 Financial Results

Collaboration Revenue: Collaboration revenue was $0.9 million in the three months ended March 31, 2015, compared to $13.4 million in the three months ended March 31, 2014. The decline in collaboration revenue primarily reflects the substantial completion of certain components of the Company’s research obligations under its collaborations.

R&D Expenses: Research and development expenses were $57.1 million in the three months ended March 31, 2015, including the $40.0 million upfront payment made to Eisai in connection with Company’s reacquisition of worldwide rights to its EZH2 program and non-cash expenses of $1.6 million, compared to $15.3 million, including non-cash expenses of $0.8 million in the three months ended March 31, 2014. Epizyme expects research and development expenses to increase significantly in 2015 as the Company assumes responsibility for the global development of EPZ-6438 outside of Japan.

G&A Expenses: General and administrative expenses were $5.2 million, including non-cash expenses of $1.1 million, in the three months ended March 31, 2015, compared to $5.0 million, including non-cash expenses of $0.8 million, in the three months ended March 31, 2014. The increase was largely driven by increased stock-based compensation expense.

Net Loss: Net loss was $61.3 million in the three months ended March 31, 2015, compared to a net loss of $6.9 million in the three months ended March 31, 2014.

Cash and Cash Equivalents: Cash and cash equivalents as of March 31, 2015, were $244.5 million, compared to $190.1 million as of December 31, 2014. The increase was driven by Epizyme’s follow-on public offering in March 2015, with $117 million in proceeds before expenses, partly offset by the $40.0 million upfront payment made to Eisai in March 2015. The Company expects that these funds will fund the Company through at least the end of 2016 prior to including any potential option exercise fees or future milestone payments.

Shares Outstanding: Shares outstanding as of March 31, 2015, were 40.5 million, following the sale of 6.0 million shares of common stock in the Company’s March 2015 follow-on public offering. Weighted average shares outstanding were 35.0 million for the three months ended March 31, 2015.

Conference Call Information

Epizyme will host a conference call and live audio webcast today at 4:30 p.m. ET to discuss first quarter 2015 financial results and provide a corporate update. To participate in the conference call, please dial 1-877-844-6886 (domestic) or 1-970-315-0315 (international) and refer to conference ID 32270626. The live webcast can be accessed under “Events and Presentations” in the Investor Relations section of the Company’s website at www.epizyme.com.

The archived webcast will be available on the Company’s website beginning approximately two hours after the event.

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating novel epigenetic therapeutics for cancer patients. Epizyme has built a proprietary product platform that the Company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies or expansion of ongoing clinical studies, availability and timing of data from ongoing clinical studies, whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials, expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of our Form 10-K filed with the SEC on March 12, 2015, and in our other filings from time to time with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

EPIZYME, INC.

CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

(Amounts in thousands)

	March 31,	December 31,
	2015	2014
Cash and cash equivalents	$244,504	$190,095
Total assets	253,266	199,203
Deferred revenue	22,220	23,151
Stockholders’ equity	218,372	160,282

EPIZYME, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands except per share data)

	Three Months Ended March 31,
	2015	2014

Collaboration revenue	$911	$13,391

Operating expenses:
Research and development	57,051	15,347
General and administrative	5,237	4,956

Total operating expenses	62,288	20,303

Operating loss	(61,377)	(6,912)

Other income, net	51	28

Net loss	$(61,326)	$(6,884)

Loss per share allocable to common stockholders:
Basic	$(1.75)	$(0.22)
Diluted	$(1.75)	$(0.22)

Weighted average shares outstanding:
Basic	34,992	30,959
Diluted	34,992	30,959

Contact:

Investors/Media:

Manisha Pai

Epizyme, Inc.

Ph: (617) 229-7560

Email: mpai@epizyme.com

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